Exhibit 99.1

Cash America Announces a 37% Increase in First Quarter Net Income Per Share and Declares Dividend

FORT WORTH, Texas--(BUSINESS WIRE)--Cash America International, Inc. (NYSE: CSH) announced today that net income for the first quarter ended March 31, 2008 increased 34% to $25,811,000 leading to a 37% increase in earnings per share (86 cents per share) compared to net income of $19,234,000 (63 cents per share) for the same period in 2007. Earnings per share for the first three months of 2008 exceeded management’s updated guidance of 80 to 82 cents per share as revised in a Company press release dated March 24, 2008, up from the initial announced guidance of 70 to 75 cents per share. Increased total revenue, led by fees related to pawn loans and cash advances, contributed to the higher than anticipated growth in income. Earnings benefited further from an improvement in the credit quality of the Company’s cash advance loan portfolio, which led to a decrease in the expense for loan losses in the first quarter of 2008 compared to the same period in 2007.

Total revenue increased 13% to $250.9 million for the three-month period ended March 31, 2008 compared to $222.9 million in the year ago period. Revenue from the Company’s pawn segment, which includes finance and service charges on pawn loans and proceeds from the sale of merchandise, increased 14% to $170.3 million from $149.6 million in year-over-year first quarter comparisons. The cash advance segment posted a 10% growth in revenue to $79.6 million from $72.1 million in the 2008 first quarter compared to the prior year.

Commenting on the first quarter results, Daniel R. Feehan, President and Chief Executive Officer of Cash America said, “Our Company’s first quarter results provide us with a solid start to the new fiscal year. We are pleased to report that the increase in the marginal profitability of our cash advance portfolio generated much higher levels of earnings as losses as a percent of fees moderated significantly while revenue continued to grow. Our pawn lending activities continue to perform well as loan demand has led to sustained growth in the portfolio. Pawn loan balances outstanding finished the first quarter up 11% from the prior year, well ahead of the pace at fiscal year end. Complementing the strength in the pawn loan portfolio is the success we have enjoyed in the sale of merchandise which produced an 18% increase in gross profit in the first quarter compared to the same period last year.”

Cash America will host a conference call to discuss the first quarter results on Thursday, April 24th at 7:45 AM CDT. A live web cast of the call will be available on the Investor Relations section of the Company’s corporate web site (www.cashamerica.com). To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. A replay will be available on the Company’s web site for 90 days following the conference call.

Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.035 (3.5 cents) per share cash dividend on common stock outstanding. The dividend will be paid at the close of business on May 21, 2008 to shareholders of record on May 7, 2008.

Outlook for the Second Quarter of 2008 and the 2008 Fiscal Year

Management believes that the opportunities for sustained growth in revenue and earnings will be largely associated with the customer demand for the credit products provided by the Company, which take the form of pawn loans and short-term cash advances. Other elements expected to affect the growth in revenue include the potential impact of the economic stimulus package on loan volumes and retail sales, the regulatory governance of loan products and the continued development and profitable growth of the Company’s online distribution channel for its cash advance products. As it enters the second quarter of 2008, management anticipates that demand for the Company’s products will remain strong. Based on its views and on the preceding factors, management expects that the second quarter 2008 net income per share will be between 51 and 54 cents per share compared to 43 cents per share in the second quarter 2007.

Management is also increasing its previously announced expectation for the full year 2008 earnings per share to between $3.00 and $3.15 per share compared to $2.48 per share in fiscal 2007. The 2007 full year earnings per share excludes an after-tax gain of 13 cents per share from a pre-tax gain of $6.3 million from the Company’s third quarter 2007 sale of notes receivable issued in connection with the sale of its overseas pawn lending business in 2004.

Cash America International, Inc. is a provider of specialty financial services to individuals in the United States with 939 total locations. Cash America is the largest provider of secured non-recourse loans to individuals, commonly referred to as pawn loans, through 499 locations in 23 states under the brand names Cash America Pawn and SuperPawn. The Company also offers short-term cash advances in many of its locations including 304 locations that offer this service under the brand names Cash America Payday Advance and Cashland. Short-term cash advances are also offered over the Internet to customers in 33 states in the United States and in the United Kingdom at http://www.cashnetusa.com and http://www.quickquid.co.uk, respectively. In addition, check cashing services are provided through its 136 franchised and Company-owned “Mr. Payroll” check cashing centers.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.cashnetusa.com
http://www.cashlandloans.com	http://www.quickquid.co.uk

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries (the “Company”). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in demand for the Company's services, the continued acceptance of the online distribution channel by the Company’s cash advance customers, the actions of third parties who offer products and services at the Company’s locations, changes in tax and other laws and governmental rules and regulations applicable to the Company’s business, fluctuations in the price of gold, changes in competition, the ability of the Company to open new operating units in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in foreign currency exchange rates, changes in the capital markets, changes in tax and other laws and governmental rules and regulations applicable to the Company's businesses, the ability to successfully integrate newly acquired businesses into the Company’s operations and other risks indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond Company’s control, and the Company cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS (in thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2007
Consolidated Operations:
Total revenue	$250,934	$222,872
Net revenue	179,418	160,947
Total operating expenses	134,946	126,949

Income from operations	$44,472	$33,998

Income before income taxes	40,990	30,712

Net Income	$25,811	$19,234

Earnings per share:
Basic	$0.88	$0.64
Diluted	$0.86	$0.63

Weighted average shares:
Basic	29,376	29,873
Diluted	29,995	30,602

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands, except share data)

	March 31,		December 31,
	2008	2007	2007
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$22,637	$25,728	$22,725
Pawn loans	124,775	112,009	137,319
Cash advances, net	74,179	67,384	88,148
Merchandise held for disposition, net	93,027	80,798	98,134
Finance and service charges receivable	24,496	22,338	26,963
Other receivables and prepaid expenses	17,944	19,058	16,292
Deferred tax assets	19,198	17,609	20,204

Total current assets	376,256	344,924	409,785

Property and equipment, net	168,586	124,752	161,676
Goodwill	347,434	238,836	306,221
Intangible assets, net	22,424	26,564	23,484
Other assets	5,185	12,810	3,478
Total assets	$919,885	$747,886	$904,644

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued expenses	$60,921	$57,169	$65,399
Accrued supplemental acquisition payment	63,213	-	22,000
Customer deposits	8,682	8,358	7,856
Income taxes currently payable	12,196	12,000	3,755
Current portion of long-term debt	8,500	16,786	8,500
Total current liabilities	153,512	94,313	107,510

Deferred tax liabilities	20,482	13,483	18,584
Other liabilities	1,806	1,573	1,671
Long-term debt	224,970	181,330	280,277
Total liabilities	400,770	290,699	408,042

Stockholders’ equity:
Common stock, $.10 par value per share, 80,000,000 shares authorized, 30,235,164 shares issued	3,024	3,024	3,024
Additional paid-in capital	162,240	161,858	163,581
Retained earnings	387,970	306,157	363,180
Accumulated other comprehensive (loss) income	(1)	9	16
Notes receivable secured by common stock	-	(18)	-
Treasury shares, at cost (1,161,482 shares, 592,192 shares and 1,136,203 shares at March 31, 2008 and 2007, and December 31, 2007, respectively)	(34,118)	(13,843)	(33,199)
Total stockholders’ equity	519,115	457,187	496,602
Total liabilities and stockholders’ equity	$919,885	$747,886	$904,644

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2007
	(Unaudited)

Revenue
Finance and service charges	$43,421	$38,431
Proceeds from disposition of merchandise	116,583	100,168
Cash advance fees	85,460	78,516
Check cashing fees, royalties and other	5,470	5,757

Total Revenue	250,934	222,872

Cost of Revenue
Disposed merchandise	71,516	61,925

Net Revenue	179,418	160,947

Expenses
Operations	79,722	72,868
Cash advance loss provision	27,134	32,748
Administration	18,959	13,799
Depreciation and amortization	9,131	7,534

Total Expenses	134,946	126,949

Income from Operations	44,472	33,998

Interest expense	(3,509)	(3,748)
Interest income	31	418
Foreign currency transaction (loss) gain	(4)	44

Income before Income Taxes	40,990	30,712
Provision for income taxes	15,179	11,478

Net Income	$25,811	$19,234

Earnings Per Share:

Basic	$0.88	$0.64
Diluted	$0.86	$0.63

Weighted average common shares outstanding:

Basic	29,376	29,873
Diluted	29,995	30,602

Dividends declared per common share	$0.035	$0.035

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES FINANCIAL AND OPERATING DATA ($ in thousands unless otherwise noted)

	Three Months Ended
	March 31,
	2008	2007

PAWN LENDING OPERATIONS:
Pawn loans
Annualized yield on pawn loans	135.0%	131.8%
Total amount of pawn loans written and renewed	$131,981	$110,622
Average pawn loan balance outstanding	$129,349	$118,242
Average pawn loan balance per average location in operation	$267	$248
Ending pawn loan balance per location in operation	$257	$235
Average pawn loan amount at end of period (not in thousands)	$117	$106
Profit margin on disposition of merchandise as a percentage of proceeds from disposition of merchandise	38.7%	38.2%
Average annualized merchandise turnover	3.0x	3.0x
Average balance of merchandise held for disposition per average location in operation	$199	$178
Ending balance of merchandise held for disposition per location in operation	$192	$169

Pawnshop locations in operation –
Beginning of period, owned	485	475
Acquired	-	1
Start-ups	-	1
End of period, owned	485	477
Franchise locations at end of period	14	12
Total pawnshop locations at end of period	499	489
Average number of owned pawnshop locations	485	477

Cash advances (b)
Pawn locations offering cash advances at end of period	430	424
Average number of pawn locations offering cash advances	431	423

Amount of cash advances written at pawn locations:
Funded by the Company	$13,947	$15,486
Funded by third-party lenders (a)(d)	37,996	44,985
Aggregate amount of cash advances written at pawn locations(a)(f)	$51,943	$60,471

Number of cash advances written at pawn locations (not in thousands):
By the Company	45,146	50,268
By third-party lenders (a)(d)	80,389	98,126
Aggregate number of cash advances written at pawn locations (a)(f)	125,535	148,394

Cash advance customer balances due at pawn locations (gross):
Owned by Company (c)	$6,852	$6,439
Owned by third-party lenders (a)(d)	6,788	7,800
Aggregate cash advance customer balances due at pawn locations (gross) (a)(f)	$13,640	$14,239

CASH ADVANCE OPERATIONS (e):
Storefront operations:
Amount of cash advances written:
Funded by the Company	$153,062	$157,756
Funded by third-party lenders (a)(d)	25,564	27,079
Aggregate amount of cash advances written (a)(f)	$178,626	$184,835

Number of cash advances written (not in thousands):
By the Company	418,597	428,951
By third-party lenders (a)(d)	45,709	50,363
Aggregate number of cash advances written (a)(f)	464,306	479,314

Cash advance customer balances due (gross):
Owned by the Company (c)	$39,181	$40,277
Owned by third-party lenders (a)(d)	4,114	4,229
Aggregate cash advance customer balances due (gross) (a)(f)	$43,295	$44,506

Cash advance locations in operation (excluding online lending) –
Beginning of period	304	295
Start-ups	-	2
Combined or closed	-	(1)
End of period	304	296
Average number of cash advance locations	304	295

Internet lending operations:
Amount of cash advances written:
Funded by the Company	$159,921	$128,494
Funded by third-party lenders (a)(d)	98,543	70,024
Aggregate amount of cash advances written (a)(f)	$258,464	$198,518

Number of cash advances written (not in thousands):
By the Company	389,416	329,315
By third-party lenders (a)(d)	148,947	127,737
Aggregate number of cash advances written (a)(f)	538,363	457,052

Cash advance customer balances due (gross):
Owned by the Company (c)	$48,961	$43,809
Owned by third-party lenders (a)(d)	18,567	12,993
Aggregate cash advance customer balances due (gross) (a)(f)	$67,528	$56,802

Number of states with online lending at end of period	33	30
Number of foreign countries with online lending at end of period	1	-

Combined Storefront and Internet lending operations:
Amount of cash advances written:
Funded by the Company	$312,983	$286,250
Funded by third-party lenders (a)(d)	124,107	97,103
Aggregate amount of cash advances written (a)(f)	$437,090	$383,353

Number of cash advances written (not in thousands):
By the Company	808,013	758,266
By third-party lenders (a)(d)	194,656	178,100
Aggregate number of cash advances written (a)(f)	1,002,669	936,366

Cash advance customer balances due (gross):
Owned by the Company (c)	$88,142	$84,086
Owned by third-party lenders (a)(d)	22,681	17,222
Aggregate cash advance customer balances due (gross) (a)(f)	$110,823	$101,308

CONSOLIDATED CASH ADVANCE PRODUCT SUMMARY (a)(b)(e):
Amount of cash advances written:
Funded by the Company	$326,930	$301,736
Funded by third-party lenders (a)(d)	162,103	142,088
Aggregate amount of cash advances written (a)(f)	$489,033	$443,824

Number of cash advances written (not in thousands):
By the Company	853,159	808,534
By third-party lenders (a)(d)	275,045	276,226
Aggregate number of cash advances written (a)(f)	1,128,204	1,084,760

Average amount per cash advance written (not in thousands):
By the Company	$383	$373
By third-party lenders (a)(d)	589	514
Aggregate number of cash advances written (a)(f)	$433	$409

Cash advance customer balances due (gross):
Owned by the Company (c)	$94,994	$90,525
Owned by third-party lenders (a)(d)	29,469	25,022
Aggregate cash advance customer balances due (gross) (a)(f)	$124,463	$115,547

Total locations offering cash advances at end of period (excluding online lending)	734	720
Average total locations offering cash advances (excluding online lending)	735	718
Number of states with online lending at end of period	33	30
Number of foreign countries with online lending at end of period	1	-

CHECK CASHING OPERATIONS (Mr. Payroll):
Centers in operation at end of year (not in thousands):
Company-owned locations	5	5
Franchised locations (a)	131	135
Combined centers in operations at end of year (a)	136	140

Revenue from Company-owned locations	$122	$161
Revenue from franchise royalties and other	898	979
Total revenue (c)	$1,020	$1,140

Face amount of checks cashed:
Company-owned locations	$7,674	$9,610
Franchised locations (a)	362,136	367,221
Combined face amount of checks cashed (a)	$369,810	$376,831

Fees collected from customers:
Company-owned locations (c)	$122	$161
Franchised locations (a)	5,370	5,446
Combined fees collected from customers (a)	$5,492	$5,607

Fees as a percentage of checks cashed:
Company-owned locations	1.6%	1.7%
Franchised locations (a)	1.5	1.5
Combined fees as a percentage of checks cashed (a)	1.5%	1.5%

Average check cashed (not in thousands):
Company-owned locations	$416	$428
Franchised locations (a)	517	494
Combined average check cashed (a)	$514	$492

(a) Non-GAAP presentation. For informational purposes and to provide a greater understanding of the Company’s businesses. Management believes that information provided with this level of detail is meaningful and useful in understanding the activities and business metrics of the Company’s operations.

(b) Includes cash advance activities at the Company’s pawn lending locations.
(c) Amounts recorded in the Company’s consolidated financial statements.

(d) Cash advances written by third-party lenders that were arranged by the Company on behalf of the third-party lenders, all at the Company’s pawn locations, cash advance locations and through the internet distribution channel.

(e) Includes cash advance activities at the Company’s cash advance storefront locations and through the Company’s internet distribution channel.

(f) Includes (i) cash advances written by the Company, and (ii) cash advances written by third-party lenders that were arranged by the Company on behalf of the third-party lenders, all at the Company’s pawn and cash advance locations and through the Company’s internet distribution channel.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED CASH ADVANCES OUTSTANDING AND RELATED ALLOWANCE FOR LOSSES (in thousands)

	March 31,
	2008	2007
Funded by the Company (a)
Active cash advances and fees receivable	$63,952	$57,077
Cash advances and fees in collection	21,104	21,436

Total funded by the Company (a)	85,056	78,513

Funded by third-party lenders (b)(c)
Active cash advances and fees receivable	29,469	25,022
Cash advances and fees in collection	9,938	12,012

Total funded by third-party lenders (b)(c)	39,407	37,034

Combined gross portfolio (b)(d)	124,463	115,547
Less: Elimination of cash advances owned by third-party lenders	29,469	25,022

Company-owned cash advances and fees receivable, gross	94,994	90,525
Less: Allowance for losses	20,815	23,141

Cash advances and fees receivable, net	$74,179	$67,384

	Three Months Ended
	March 31,
	2008	2007
Allowance for company-owned cash advances

Balance at beginning of period	$25,676	$19,513
Cash advance loss provision	26,974	32,648
Charge-offs	(40,822)	(32,511)
Recoveries	8,987	3,491

Balance at end of period	$20,815	$23,141

Accrual for third-party lender-owned cash advances

Balance at beginning of period	$1,828	$1,153
Increase in loss provision	160	100

Balance at end of period	$1,988	$1,253

Combined statistics (d)
Combined cash advance loss provision	$27,134	$32,748
Combined cash advance loss provision as a % of combined cash advances written (b)	5.5%	7.4%
Charge-offs (net of recoveries) as a % of combined cash advances written (b)	6.5%	6.5%
Combined allowance for losses and accrued third-party lender losses as a % of combined gross portfolio (b)	18.3%	21.1%

(a) Cash advances written by the Company for its own account in pawn locations, cash advance locations, and through the internet distribution channel.

(b) Non-GAAP presentation. For informational purposes and to provide a greater understanding of the Company’s businesses. Management believes that information provided with this level of detail is meaningful and useful in understanding the activities and business metrics of the Company’s operations.

(c) Cash advances written by third-party lenders that were arranged by the Company on behalf of the third-party lenders, all at the Company’s pawn locations, cash advance locations and through the internet distribution channel.

(d) Includes (i) cash advances written by the Company, and (ii) cash advances written by third-party lenders that were arranged by the Company on behalf of the third-party lenders, all at the Company’s pawn and cash advance locations and through the Company’s internet distribution channel.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES INCOME FROM OPERATIONS BY OPERATING SEGMENT THREE MONTHS ENDED MARCH 31, 2008 AND 2007 (in thousands)

	Pawn Lending	Cash Advance (1)	Check Cashing	Consolidated

Three months ended March 31, 2008:

Revenue
Finance and service charges	$43,421	$-	$-	$43,421
Proceeds from disposition of merchandise	116,583	-	-	116,583
Cash advance fees	9,285	76,175	-	85,460
Check cashing fees, royalties and other	1,013	3,437	1,020	5,470

Total revenue	170,302	79,612	1,020	250,934

Cost of revenue – disposed merchandise	71,516	-	-	71,516

Net revenue	98,786	79,612	1,020	179,418

Expenses
Operations	52,908	26,431	383	79,722
Cash advance loss provision	2,265	24,869	-	27,134
Administration	11,675	7,071	213	18,959
Depreciation and amortization	5,591	3,476	64	9,131

Total expenses	72,439	61,847	660	134,946

Income from operations	$26,347	$17,765	$360	$44,472

As of March 31, 2008:

Total assets	$581,817	$331,449	$6,619	$919,885
Goodwill	$143,556	$198,568	$5,310	$347,434

Three months ended March 31, 2007:

Revenue
Finance and service charges	$38,431	$-	$-	$38,431
Proceeds from disposition of merchandise	100,168	-	-	100,168
Cash advance fees	10,120	68,396	-	78,516
Check cashing fees, royalties and other	930	3,687	1,140	5,757

Total revenue	149,649	72,083	1,140	222,872

Cost of revenue – disposed merchandise	61,925	-	-	61,925

Net revenue	87,724	72,083	1,140	160,947

Expenses
Operations	47,618	24,943	307	72,868
Cash advance loss provision	2,844	29,904	-	32,748
Administration	8,820	4,702	277	13,799
Depreciation and amortization	5,007	2,426	101	7,534

Total expenses	64,289	61,975	685	126,949

Income from operations	$23,435	$10,108	$455	$33,998

As of March 31, 2007:

Total assets	$526,088	$214,648	$7,150	$747,886
Goodwill	$142,052	$91,474	$5,310	$238,836

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES INCOME FROM OPERATIONS BY OPERATING SEGMENT THREE MONTHS ENDED MARCH 31, 2008 AND 2007 (in thousands)

(1) The Cash Advance segment is comprised of two distribution channels for the same product, a multi-unit, “storefront” platform of 304 units and an on-line, internet based lending platform. The following table summarizes the results from each channel’s contributions to the Cash Advance segment as of March 31, 2008 and 2007:

	Storefront	Internet Lending	Total Cash Advance

Three months ended March 31, 2008:

Revenue
Cash advance fees	$28,693	$47,482	$76,175
Check cashing fees, royalties and other	3,437	-	3,437

Total revenue	32,130	47,482	79,612

Expenses
Operations	16,881	9,550	26,431
Cash advance loss provision	4,346	20,523	24,869
Administration	2,402	4,669	7,071
Depreciation and amortization	2,425	1,051	3,476

Total expenses	26,054	35,793	61,847

Income from operations	$6,076	$11,689	$17,765

Three months ended March 31, 2008:

Total assets	$110,511	$220,938	$331,449
Goodwill	$44,618	$153,950	$198,568

Three months ended March 31, 2007:

Revenue
Cash advance fees	$29,741	$38,655	$68,396
Check cashing fees, royalties and other	3,685	2	3,687

Total revenue	33,426	38,657	72,083

Expenses
Operations	15,910	9,033	24,943
Cash advance loss provision	7,232	22,672	29,904
Administration	2,305	2,397	4,702
Depreciation and amortization	1,883	543	2,426

Total expenses	27,330	34,645	61,975

Income from operations	$6,096	$4,012	$10,108

As of March 31, 2007:

Total assets	$116,527	$98,121	$214,648
Goodwill	$44,618	$46,856	$91,474

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100